     Exhibit 99.1

CONTACTS:
INVESTORS: Allan Kells, (816) 201-2445
akells@cerner.com

MEDIA: Justin Scott, (816) 201-6438
jscott@cerner.com

CERNER’S INTERNET HOME PAGE:
http://www.cerner.com

CERNER REPORTS STRONG RESULTS FOR THIRD QUARTER OF 2003
Record New Business Bookings and Strong Cash Flow Performance

KANSAS CITY, Mo. — October 15, 2003 — Cerner Corporation (NASDAQ:CERN) today announced results for the third quarter ended September 27, 2003. Diluted earnings per share were $0.33, compared to $0.37 in the year-ago quarter. Analysts’ consensus estimates for third quarter earnings per share were $0.32.

Third quarter revenues increased 5 percent to $206.3 million compared to $197.0 million in the year-ago quarter. Net earnings in the quarter were $12.0 million, compared to $13.8 million in the third quarter of 2002. The Company generated operating cash flow of $33.3 million in the third quarter driven by strong cash collections and a significant number of Cerner Millennium™ implementations.

The Company also reported that SchlumbergerSema, with Cerner as its key partner, was awarded the Electronic Booking Service contract, which is the first contract awarded in the very large health care information technology procurement being conducted by the National Health Service in the United Kingdom. While this is the smallest of the contracts they plan to award, the Company considers it very strategic because Electronic Bookings will become part of the national architecture that will link health care providers and more than 50 million citizens in England.

Other Third Quarter Highlights:

•	New business bookings revenue of $203.9 million, up 11 percent compared to $183.2 million in the year-ago quarter. This is an all-time record for new business bookings.

•	Cash collections of $214.0 million, driving strong operating cash flow of $33.3 million.

•	Operating margins of 10.5 percent, an increase of 260 basis points compared to the second quarter of 2003.

•	Days Sales Outstanding (DSOs) in the third quarter were 112 days, which is 10 days lower than a year ago.

•	Total revenue backlog of $1.14 billion, up 19 percent over the year-ago quarter. This is comprised of $843.0 million of contract backlog and $294.3 million of support and maintenance backlog.

•	206 Cerner Millennium applications were implemented during the quarter. There are now over 2,400 Cerner Millennium applications live at over 500 client sites worldwide.

“We are very pleased with our accomplishments in the third quarter,” said Neal Patterson, Cerner’s co-founder, Chairman and Chief Executive Officer. “Specifically, we are pleased with our strong level of new business bookings and our continued strong operational execution, which led to a significant number of Cerner Millennium implementations and strong cash flow performance.”

“The competitive environment remains challenging,” added Patterson. “However, we believe the health care information technology market remains strong, and that Cerner’s proven ability to deliver value to our clients combined with our unmatched suite of solutions positions Cerner to continue having great success in the marketplace.”

Future Period Guidance
Cerner expects earnings per share in the fourth quarter of 2003 to be between $0.41 and $0.43. The Company expects revenue in the fourth quarter to be approximately $225 million to $230 million. Cerner expects bookings revenue in the fourth quarter to be more than $200 million.

For 2004, the Company believes that analysts’ earnings per share estimates between $1.55 and $1.60 are reasonable. Cerner expects revenue in 2004 to be between $910 million and $930 million.

Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail at 3:30 p.m. CT on October 15, 2003. The dial-in number for the call is 617-786-2960 and the replay number is 617-801-6888 (Pass code: 96974889). The call will also be Web cast and available both live and archived on Cerner’s Web site at www.cerner.com in the Investors’ section under News and Events. Please access the site fifteen minutes early to register and to download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be made available shortly after the call and will run for two weeks. A copy of the script used during the call will also be available at www.cerner.com in the Investors’ section under News and Events.

Cerner Corporation is taking the paper chart out of health care, eliminating error, variance and unnecessary waste in the care process. With more than 1500 clients worldwide, Cerner is the leading supplier of health care information technology. The following are trademarks of Cerner: Cerner, Cerner’s logo and Cerner Millennium. Nasdaq: CERN, www.cerner.com

This release may contain forward-looking statements that involve a number of risks and uncertainties. It is important to note that the Company’s performance, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “believe”, “continue”, “guidance”, “expects”, “estimates” and similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: quarterly operating results may vary, stock price may be volatile, market risk of investments, potential impairment of goodwill, changes in the health care industry, significant competition, the Company’s proprietary technology may be subjected to infringement claims or may be infringed upon, regulation of the Company’s software by the U.S. Food and Drug Administration or other government regulation, the possibility of product-related liabilities, possible system errors or failures or defects in the performance of the Company’s software, and risks associated with the Company’s global operations. Additional discussion of these and other factors affecting the Company’s business is contained in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

# # #

CERNER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS

	Three Months		Three Months
	Ended	YTD	Ended	YTD
(In thousands, except per share data)	September 27, 2003	September 27, 2003	September 28, 2002	September 28, 2002

Revenue
System sales	$80,193	241,529	84,866	239,401
Support, maintenance and services	118,774	347,946	105,465	306,783
Reimbursed travel (Note 1)	7,325	22,703	6,658	19,051

Total revenue	206,292	612,178	196,989	565,235
Margin
System sales	54,144	155,721	60,299	159,799
Support, maintenance and services	106,713	309,674	92,861	269,776

Total margin	160,857	465,395	153,160	429,575

Operating expenses
Sales and client service	84,794	259,531	82,166	233,421
Software development	39,255	115,170	33,850	95,112
General and administrative	15,083	41,374	13,216	37,558

Total operating expenses	139,132	416,075	129,232	366,091

Operating earnings	21,725	49,320	23,928	63,484
Interest income	294	894	372	965
Interest expense	(1,997)	(6,046)	(1,617)	(5,106)
Other income	24	167	33	64
Gain on sale of investment	—	—	—	4,308

Non-operating income (expense), net	(1,679)	(4,985)	(1,212)	231
Earnings before income taxes and cumulative effect of a change in accounting principle	20,046	44,335	22,716	63,715
Income taxes	(7,999)	(17,752)	(8,948)	(24,851)

Earnings before cumulative effect of a change in accounting principle	12,047	26,583	13,768	38,864
Cumulative effect of a change in accounting for goodwill, net of $486 income tax benefit	—	—	—	786

Net earnings	$12,047	26,583	13,768	38,078

Basic earnings per share:
Earnings before cumulative effect of a change in accounting principle	$0.34	0.75	0.39	1.10
Cumulative effect of a change in accounting for goodwill	—	—	—	(0.02)

Net earnings	$0.34	0.75	0.39	1.08

Basic weighted average shares outstanding	35,359	35,437	35,496	35,438
Diluted earnings per share
Earnings before cumulative effect of a change in accounting principle	$0.33	0.73	0.37	1.05
Cumulative effect of a change in accounting for goodwill	—	—	—	(0.02)

Net earnings	$0.33	0.73	0.37	1.03

Diluted weighted average shares outstanding	36,365	36,259	36,913	37,189

Note (1): The Company incurs out-of-pocket expenses in connection with its client service activities, which are reimbursed by its clients. In accordance with EITF 01-14, these amounts have been reclassified from other income to revenue with a corresponding amount in cost of goods sold. This has no impact on the dollar amount of gross margin, operating margin, or net earnings, but does slightly change the percent of revenue each of these items represents.

CERNER CORPORATION
NON-GAAP
CONSOLIDATED STATEMENTS OF EARNING(1)

	Three Months		Three Months
	Ended	YTD	Ended	YTD
(In thousands, except per share data)	September 27, 2003	September 27, 2003	September 28, 2002	September 28, 2002

Revenue
System sales	$80,193	241,529	84,866	239,401
Support, maintenance and services	118,774	347,946	105,465	306,783
Reimbursed travel	7,325	22,703	6,658	19,051

Total revenue	206,292	612,178	196,989	565,235
Margin
System sales	54,144	155,721	60,299	159,799
Support, maintenance and services	106,713	309,674	92,861	269,776

Total margin	160,857	465,395	153,160	429,575

Operating expenses
Sales and client service	84,794	259,531	82,166	233,421
Software development	39,255	115,170	33,850	95,112
General and administrative	15,083	41,374	13,216	37,558

Total operating expenses	139,132	416,075	129,232	366,091

Operating earnings	21,725	49,320	23,928	63,484
Interest income	294	894	372	965
Interest expense	(1,997)	(6,046)	(1,617)	(5,106)
Other income	24	167	33	64

Non-operating expense, net	(1,679)	(4,985)	(1,212)	(4,077)
Earnings before income taxes	20,046	44,335	22,716	59,407
Income taxes	(7,999)	(17,752)	(8,948)	(23,279)

Net earnings	$12,047	26,583	13,768	36,128

Basic earnings per share	$0.34	0.75	0.39	1.02

Basic weighted average shares outstanding	35,359	35,437	35,496	35,438
Diluted earnings per share	$0.33	0.73	0.37	0.97

Diluted weighted average shares outstanding	36,365	36,259	36,913	37,189

Note (1): The non-GAAP statements exclude a special gain on the sale of shares of WebMD common stock and a charge for the impairment of goodwill in the year to date September 28, 2002 amounts.

RECONCILIATION OF NON-GAAP
TO GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months		Three Months
	Ended	YTD	Ended	YTD
(In thousands, except per share data)	September 27, 2003	September 27, 2003	September 28, 2002	September 28, 2002

Non-GAAP net income	$12,047	26,583	13,768	36,128
Gain on sale of WebMD	—	—	—	4,308
Charge on the impairment of goodwill	—	—	—	(1,272)
Income tax effect	—	—	—	(1,086)

GAAP net income	$12,047	26,583	13,768	38,078

Basic earnings per share	$0.34	0.75	0.39	1.08

Basic weighted average shares outstanding	35,359	35,437	35,496	35,438
Diluted earnings per share	$0.33	0.73	0.37	1.03

Diluted weighted average shares outstanding	36,365	36,259	36,913	37,189

CERNER CORPORATION
CONSOLIDATED BALANCE SHEETS

	September 27,	December 28,
(In thousands)	2003	2002

Assets
Cash and cash equivalents	$119,805	142,543
Receivables	252,296	272,668
Inventory	10,435	9,041
Prepaid expenses and other	24,680	23,434

Total current assets	407,216	447,686
Property and equipment, net	173,154	134,283
Software development costs, net	134,820	117,327
Goodwill, net	47,222	45,938
Intangible assets, net	20,850	23,155
Investments, net	1,156	964
Other assets	7,344	9,926

Total assets	$791,762	779,279

Liabilities
Accounts payable	$29,255	46,822
Current installments of long-term debt	12,235	12,202
Deferred revenue	53,805	45,055
Income taxes	12,919	4,691
Accrued payroll and tax withholdings	38,952	47,262
Other accrued expenses	10,832	9,519

Total current liabilities	157,998	165,551

Long-term debt, net	124,386	136,636
Deferred income taxes	39,906	35,848

Total liabilities	322,290	338,035

Minority owners’ equity interest in subsidiary	1,166	—
Stockholders’ Equity
Common stock	369	367
Additional paid-in capital	230,399	226,912
Retained earnings	263,155	236,572
Treasury stock, at cost (1,502,999 and 1,202,999 shares in 2003 and 2002, respectively)	(26,793)	(20,863)
Accumulated other comprehensive income:
Foreign currency translation adjustment	1,099	(1,668)
Unrealized gain (loss) on available-for-sale equity security (net of deferred tax liability of $43 in 2003 and deferred tax asset of $23 in 2002)	77	(76)

Total stockholders’ equity	468,306	441,244
Total liabilities and equity	$791,762	779,279